We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19491) pertaining to the Prime Retail, Inc. Stock Incentive Plans of our report dated March 23, 2000, except Note 14, as to which the date is April 12, 2000, with respect to the consolidated financial statements of Prime Retail, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

     Our audits also included financial statement schedule of Prime Retail, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




                                             /s/: Ernst & Young LLP
                                             ----------------------



Baltimore, Maryland
April 12, 2000